UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 17, 2012

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Debenture and Warrant Transaction

On January 17, 2012, NutraCea (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Hillair Capital Investments L.P. ("Hillair") whereby the Company issued and sold (the “Debenture and Warrant Transaction”) to Hillair (i) an $870,000 original issue discount senior secured convertible debenture due July 1, 2013 (the “Debenture”), and (ii) a common stock purchase warrant (the “Debenture Warrant”) to purchase up to 6,250,000 shares of the Company’s common stock (the “Common Stock”).  The initial closing of the Debenture and Warrant Transaction occurred on January 17, 2012 (“Original Issue Date”).

The Company issued to Hillair the Debenture and the Debenture Warrant for the purchase price of $750,000. The Company will not make any regularly scheduled payments on the Debenture, and, unless as otherwise set forth in the Debenture, the Company may not prepay any portion of the principal amount of the Debenture without Hillair’s prior written consent. At any time after the Original Issue Date until the Debenture is no longer outstanding, the Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of Hillair, subject to certain conversion limitations set forth in the Debenture. The conversion price for the Debenture is $0.15 per share, subject to adjustments upon certain events, as set forth in the Debenture.  Commencing on August 1, 2012, the Company will be obligated to redeem a certain amount under the Debenture on a monthly basis, in an amount equal to $72,500 (the “Monthly Redemption Amount”) for each month, until the Debenture’s maturity date of July 1, 2013.  In lieu of a cash redemption and subject to the Company meeting certain equity conditions described in the Debenture, the Company may elect to pay the Monthly Redemption Amount in shares based on a conversion price equal to the lesser of  i) $0.15, subject to adjustments upon certain events,  ii) 80% of the average of the volume weighted average price for the 20 consecutive trading days prior to the applicable redemption date, or (iii) the volume average weighted price for the trading day that is immediately prior to the monthly redemption date less $0.01. Upon any Event of Default (as defined in the Debenture), the outstanding principal amount of the Debenture, plus liquidated damages, interest and other amounts owing in respect thereof through the date of acceleration, shall become, at Hillair’s election, immediately due and payable in cash.  Commencing five days after the occurrence of any Event of Default, the interest rate on the Debenture shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. The Company is subject to certain non-financial covenants under the Debenture.

The Debenture Warrants may be exercised at any time on or after July 18, 2012 and on or prior to the close of business on January 18, 2017, at an exercise price of $0.12 per share, subject to adjustments upon certain events.  The Debenture Warrants contain full antidilution protective provisions as described therein.

To secure the Company’s obligations under the Debenture, the Company and its wholly-owned subsidiaries, Rice Rx, LLC, The RiceX Company, RiceX Nutrients, Inc. and Rice Science, LLC (each a “Guarantor”), have jointly and severally agreed to guarantee and act as surety for payment of the Debenture under the Subsidiary Guarantee, dated as of January 17, 2012 (the “Guarantee”). Each Guarantor has granted Hillair a security interest in certain of their property to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Debenture and the Guarantor’s obligations under the Guarantee, in accordance with that certain Security Agreement, dated as of January 17, 2012.

Note and Warrant Transactions

On January 17, 2012, the Company entered into a Note and Warrant Purchase Agreement (the “Note and Warrant Purchase Agreement”) with certain persons and entities (each, an “Investor” and collectively, the “Investors”), pursuant to which the Company issued to each Investor on January 18, 2012 (the “Initial Closing”), (1) secured convertible promissory notes (each a “Note” and, collectively, the “Notes”), with the aggregate principal amount of the Notes equaling $4,300,000, at a rate equal to 10.00% per annum, and (2) a warrant (“Note Warrant”) to purchase up to a number of shares of Common Stock equal to the quotient obtained by dividing (i) the principle amount of the Note issued to the Investor at closing by (ii) $0.10 (the “Note and Warrant Transaction”). The RiceX Company and Rice Science, LLC, both of which are wholly-owned subsidiaries of the Company, will be obligors under the Notes. The Company may issue additional Notes under the Note and Warrant Purchase Agreement up to an aggregate principle amount of $7,500,000 (or $10,000,000, if increased with the consent of a Majority in Interest (as defined in the Note and Warrant Purchase Agreement)).

The conversion price for the Notes is $0.10 per share, subject to adjustments upon certain events.  With respect to the conversion of the Notes, all, or any portion of at least $100,000 of the outstanding principal amount of and all accrued but unpaid interest under any Note shall be convertible at the option of the Investor into that number of shares of the Company’s Common Stock as is determined by dividing such principle amount and accrued but unpaid interest by the then effective conversion price.  The Notes contain full antidilution protective provisions as described therein.

The exercise price for the Note Warrant is $0.12 per share, subject to adjustments upon certain events.  The Note Warrant may be exercised at any time on or after the Initial Closing and on or upon the earlier to occur of (1) the close of business on January 18, 2017, or (2) any Change of Control (as defined in the Warrant to Purchase Shares).  The Note Warrants contain full antidilution protective provisions as described therein.

To secure its obligations under the Notes, and in order to induce each Investor to extend the credit evidenced by the Notes, the Company has agreed to enter into that certain Security Agreement, dated January 18, 2012 (“Security Agreement”), granting Investors a security interest in certain Collateral (as defined in the Security Agreement), excluding the Company’s interest in Nutra SA, LLC, a Delaware limited liability company. Pursuant to that certain Subordination Agreement, dated January 18, 2012, the Investors have each agreed to subordinate each of their security interests granted under the Security Agreement, with the result being that the Investors’ security interests granted therein are junior to the security interests of Hillair under the Debenture.

As part of the Note and Warrant Transaction, Baruch Halpern, one of the Investors and a prior investor in the Company, agreed upon the Initial Closing to surrender for cancellation (a) a convertible promissory note of the Company issued to Baruch Halpern and Shoshana Halpern, as trustees of the Shoshana Shapiro Halpern Revocable Trust UA June 13, 2006 (the “Trust”), in the original principal amount of $1,773,186.34, (b) a convertible promissory note of the Company issued to the Trust in the original principal amount of $550,000 (together, the “Prior Notes”), and (c) a warrant of the Company issued to the Trust to purchase 2,323,186 shares of Common Stock (“Prior Warrant”). At the Initial Closing, the Prior Notes were automatically cancelled and terminated and all outstanding principal and unpaid interest under the Prior Notes as of the date of the Initial Closing constituted a payment by the Trust to purchase a Note and Warrant under the Note and Warrant Purchase Agreement at the Initial Closing. Upon the Initial Closing, the Prior Warrant was automatically terminated.

Finally, within thirty (30) days following the Initial Closing, a Majority in Interest of the Investors shall have the right to nominate an individual to serve on the Board of Directors subject to approval of the Nominating Committee of the Board.

Ed McMillan, Chairman of the Board of Directors, James Lintzenich, Compensation Committee Chair, and W. John Short, Director and Chief Executive Officer, were among the investors under the Note and Warrant Purchase Agreement.

The foregoing description of the various agreements associated with the Debenture and Warrant Transaction and the Note and Warrant Transaction do not purport to be complete and is qualified in its entirety by reference to the complete text of the transaction documents, copies of which are filed as Exhibits 10.1 through 10.10 to this Current Report on Form 8-K and are incorporated herein by reference.

On January 23, 2012, the Company issued a press release regarding the Debenture and Warrant Transaction and the Note and Warrant Transaction. A copy of the press release is attached hereto as Exhibit 99.1, which is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above, which disclosures are incorporated herein by reference.

As a result of the securities issuances described in Item 1.01 above, the Company is  required to adjust the exercise price and increase the number of shares underlying previously existing warrants to purchase common stock issued to investors in February 2007, April 2008, May 2009 and July 2009, pursuant to antidilution provisions contained in the respective warrants.  The table below summarizes the estimated impact of these changes.

Before Event		After Event
Shares Under Warrants	Exercise Price	Shares Under Warrants	Exercise Price	Increase in Shares Under Warrants

23,247,655	1.56	37,014,159	0.98	13,766,504
10,360,057	0.92	14,969,008	0.64	4,608,951
6,818,182	0.20	13,636,364	0.10	6,818,182
2,889,100	0.20	5,778,200	0.10	2,889,100
43,314,994		71,397,731		28,082,737

(1)The warrants issued in February 2007 expire in August 2012.
(2)The warrants issued in April 2008 expire in April 2013.
(3)The warrants issued in May 2009 expire in May 2014.
(4)The warrants issued in July 2009 expire in January 2017.

The issuance of the securities described above were completed in accordance with the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Steven Saunders from the Board of Directors

In connection with the Note and Warrant Purchase Agreement and effective as of January 18, 2012, Steven Saunders resigned from the Board of Directors of the Company.  The Company has agreed to issue Mr. Saunders 809,648 shares of Common Stock in exchange for cancellation of all of his stock options totaling approximately 1.4 million shares.

Appointment of Baruch Halpern to the Board of Directors

In connection with the Note and Warrant Purchase Agreement and effective as of January 18, 2012, Baruch Halpern, age 61, was appointed to the Board of Directors of the Company.  Mr. Halpern founded Halpern Capital, Inc. (“Halpern Capital”) in 2002, a boutique investment bank and broker-dealer primarily focused on advisor and capital raising services.  For more than 20 years, Mr. Halpern has been involved in equity research, advisory, capital raises, and other banking activities such as management restructurings, private placements, and leveraged buyouts. He has also held senior finance positions at major corporations. Mr. Halpern is also a managing director of CrossCredit Capital, LLC, a firm focused on structured financial solutions, and a managing director of Carbon Credits Advisors, LLC, a firm focused on green energy and carbon footprint amelioration.

Prior to founding Halpern Capital in 2002, Mr. Halpern held various sell-side analyst positions.  Additionally, he gained substantial buy-side experience as Vice President and Portfolio Manager at Fred Alger & Co., an investment advisory firm. At Fred Alger & Co., Mr. Halpern served as a research group leader, managing a $1 billion portfolio with more than 600 companies in a broad range of industries.

Mr. Halpern has an extensive corporate and industry background. Prior positions include: Manager of a $300 million pension and profit sharing plan for Celanese Corporation, a corporation with over $1 billion in assets; Manager of accounting, trade, and credit for a $500 million chemical division of Celanese Corporation; Financial Analyst for the same company in charge of multiple $100+ million capital projects, budgets, pricing negotiations; and International accounting and finance for Beech-Nut, Inc., a large international food company.

Mr. Halpern received his Bachelor of Science degree in Accounting from Brooklyn College and his Masters of Business Administration in Finance from Baruch College. Mr. Halpern has been a CFA Charter holder since 1982.  He holds numerous FINRA certifications.

Related Party Transaction between Mr. Halpern and the Company

Financial Advisor Agreement

Halpern Capital has an agreement with the Company under which Halpern Capital may receive between 2.5% and 5%, depending on the type of security offering, of cash consideration for security offerings Halpern Capital arranges for NutraCea.  Under a letter agreement dated February 15, 2011, NutraCea is obligated to pay success fees ranging from 2.5% to 5.0% of the consideration received from certain equity, convertible securities or debt transactions.  NutraCea must also issue warrants to purchase shares of common stock that equal from 2.5% to 5.0% of the consideration received in those transactions, divided by either the market price of the common stock or the conversion price of the securities issued in the transaction.  This agreement terminates on April 1, 2012.  In connection with the transactions described in Item 1.01 above, Halpern Capital received $134,375 in fees under the financial advisor agreement.

Convertible Notes and Warrants

On February 14, 2011, Mr. Halpern and NutraCea entered into a Note and Warrant Purchase Agreement whereby NutraCea issued to Mr. Halpern an 8.5% convertible promissory note in the original principle amount of $500,000 which was convertible into shares of Common Stock at $0.25 per share, and warrants to purchase 500,000 shares of Common Stock at $0.25 per share.

On June 29, 2011, Mr. Halpern and NutraCea entered into a Note and Warrant Purchase Agreement to restructure the February 14, 2011 convertible promissory notes and warrants, which were cancelled.  Mr. Halpern and NutraCea entered into a Note and Warrant Purchase Agreement whereby NutraCea issued to Mr. Halpern (1) a convertible promissory note in the original principle amount of approximately $739,000 which was convertible into shares of Common Stock at $0.21 per share, (2) a convertible promissory note in the original amount of $270,000 which was convertible into shares of Common Stock at $0.21 per share, and (3) warrants to purchase 1,000,000 shares of Common Stock at $0.23 per share (the “First Prior Agreement”).

On August 31, 2011, Mr. Halpern and NutraCea entered into a Note and Warrant Purchase Agreements whereby NutraCea issued to Mr. Halpern (1) a convertible promissory note in the original principle amount of $730,000 which was convertible into shares of Common Stock at $0.21 per share, and (2) a warrant to purchase 730,000 shares of Common Stock at $0.23 per share (the “Second Prior Agreement”).

On October 7, 2011, Mr. Haplern and NutraCea entered into a Note and Warrant Purchase Agreement (“Agreement”) to restructure previously issued convertible promissory notes and warrants and to allow NutraCea to borrow additional funds.  Pursuant to the Agreement, Mr. Halpern cancelled the warrants and the convertible promissory notes issued under the First Prior Agreement and the Second Prior Agreement (collectively, the “Prior Agreements”) in exchange for the issuance of a new convertible promissory note in the original principal amount of approximately $1,773,000 to the Trust. In addition, the Trust purchased and NutraCea issued a convertible promissory note in the original principal amount of $550,000. In consideration for the note purchase and the cancellation of the warrants under the Prior Agreements, NutraCea issued the Trust a warrant to purchase 2,323,186 shares of Common Stock at $0.22 per share that expired on June 15, 2015. Each of the October 7, 2011convertible promissory notes was due and payable on October 16, 2014, bore interest at an annual rate equal to 10% per year, and was convertible into shares of Common Stock at $0.20 per share.

On January 18, 2012, in connection with the Note and Warrant Transaction, Mr. Halpern cancelled the warrants and the convertible promissory notes issued under the Agreement and paid an additional $112,523 in exchange for the issuance of a Note in the original principal amount of $2,500,000 and a Note Warrant to purchase 25,000,000 shares of Common Stock.  The terms of the Note and Note Warrant are described above in Item 1.01.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement dated January 17, 2012

10.2	Security Agreement dated January 17, 2012

10.3	Subsidiary Guarantee dated January 17, 2012

10.4	Form of Original Issue Discount Senior Secured Convertible Debenture Due July 1, 2013

10.5	Form of Common Stock Warrant

10.6	Note and Warrant Purchase Agreement dated January 17, 2012

10.7	Form of Secured Convertible Promissory Note

10.8	Form of Warrant to Purchase Shares

10.9	Security Agreement dated January 17, 2012

10.10	Form of Subordination Agreement

99.1	Press Release dated January 23, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: January 23, 2012	By:	/s/ J. Dale Belt
Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)